GUARANTEE
          Guarantee, dated as of May 2, 2007 (this “Guarantee”), by Charles F. Dolan and James L. Dolan (each a “Guarantor” and collectively, the “Guarantors”) in favor of Cablevision Systems Corporation (the “Guaranteed Party”).
     1. GUARANTEE. To induce the Guaranteed Party to enter into the Agreement and Plan of Merger, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used herein but not defined shall have the meanings given thereto in the Merger Agreement), among Central Park Holding Company, LLC, a Delaware limited liability company (“Family LLC”), Central Park Merger Sub, Inc., a Delaware corporation (“MergerCo”, and together with Family LLC, “Buyers”) and the Guaranteed Party, pursuant to which Family LLC will acquire 100% of the outstanding common stock of the Guaranteed Party through the merger of MergerCo with and into the Guaranteed Party, with the Guaranteed Party continuing as the surviving corporation, the Guarantors hereby absolutely, unconditionally and irrevocably guarantee, on a joint and several basis, to the Guaranteed Party, the due and punctual payment of any obligation or liability payable by Buyers as a result of a breach by Buyers of their obligations under the Merger Agreement (collectively, the “Obligation”); provided, that in no event shall the Guarantors’ liability under this Guarantee exceed $300,000,000, in the aggregate (the “Cap”).
     2. NATURE OF GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to the Obligation in the event that either Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors’ obligations hereunder. In the event that any payment to the Guaranteed Party in respect of the Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantors shall remain liable hereunder with respect to the Obligation as if such payment had not been made. This is an unconditional guarantee of payment and not of collectibility.
     3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. The Guarantors agree that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantors, extend the time of payment of the Obligation, and may also make any agreement with Buyers or any Person liable with respect to the Obligation or interested in the transactions contemplated by the Merger Agreement for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Buyers or any such other Person without in any way impairing or affecting the Guarantors’ obligations under this Guarantee. The Guarantors agree that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by, among other things, (a) the failure (or delay) on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Buyers or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of the Obligation or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement, any Ancillary Agreement or any other agreement evidencing, securing or otherwise executed in connection with the Obligation; (c) the addition, substitution or release of any Person primarily or secondarily liable for the Obligation; (d) any change in the existence, structure or ownership of Buyers or any other Person liable with respect to the Obligation; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Buyers or any other Person liable with respect to the Obligation; (f) the existence of any claim, set-off or other right which the Guarantors may have at any time against Buyers or the Guaranteed Party or any of its Affiliates, whether in connection with the Obligation or otherwise; (g) the adequacy of any other means the Guaranteed Party may have of obtaining payment of the Obligation; (h) the death, disability or incapacity of any Guarantor or (i) any other act or omission which might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a release or discharge of the Guarantors. To the fullest extent permitted by law, the Guarantors hereby expressly waive any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantors waive promptness, diligence, notice of the acceptance of this Guarantee and of the Obligation, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of the Obligation and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Buyers or any other Person primarily or secondarily liable with respect to the Obligation, and all suretyship defenses generally (other than defenses to the payment of the Obligation that are available to Buyers under the Merger Agreement or a breach by the Guaranteed Party of the Guarantee). The Guarantors acknowledge that they will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.
The Guarantors hereby unconditionally and irrevocably agree not to exercise any rights that they may now have or hereafter acquire against Buyers or any other Person liable with respect to the Obligation that arise from the existence, payment, performance, or enforcement of the Guarantors’ obligations under or in respect of this Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Buyers or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Buyers or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Obligation shall have been satisfied in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligation and all other amounts payable under this Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantors and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligation, in accordance with the terms of the Merger Agreement, or to be held as collateral for the Obligation thereafter arising. Notwithstanding anything to the contrary contained in this Guarantee, the Guaranteed Party hereby agrees that to the extent any of Buyers’ representations, warranties, covenants or agreements contained in the Merger Agreement are waived by the Guaranteed Party, then such waiver shall extend to the Guarantors.

     4. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder or under the Merger Agreement or otherwise preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of its rights against, either Buyer or any other Person liable for any Obligations prior to proceeding against either Guarantor. No amendment or waiver of any provision of this Guarantee shall be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantors and the Guaranteed Party, or in the case of waiver, by the party or parties against whom the waiver is sought to be enforced. Notwithstanding anything contained herein to the contrary, the Guaranteed Party shall act solely at the direction of the Special Committee with respect to any amendment or waiver hereunder.
     5. REPRESENTATIONS AND WARRANTIES. The Guarantors hereby represent and warrant to the Guaranteed Party that:
     a. each of the Guarantors has the legal capacity to execute, deliver and perform this Guarantee and the execution, delivery and performance of this Guarantee by the Guarantors do not contravene any agreement or other document to which either Guarantor is a party or any law, regulation, rule, decree, order, judgment or contractual restriction binding on a Guarantor or a Guarantor’s assets;
     b. all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantors have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;
     c. this Guarantee constitutes a legal, valid and binding obligation of the Guarantors enforceable against each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and
     d. the Guarantors, together, have the financial capacity to satisfy the Obligation to the extent of the Cap, and all funds necessary for the Guarantors to fulfill their obligations under this Guarantee shall be available to the Guarantors for so long as this Guarantee shall remain in effect in accordance with Section 8 hereof.
     6. NO ASSIGNMENT. Neither Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other person (except in the case of an assignment by the Guaranteed Party by operation of law) without the prior written consent of the Guaranteed

Party (in the case of an assignment by either Guarantor) or the Guarantors (in the case of an assignment by the Guaranteed Party).
     7. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy or telex, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective Parties at the following addresses or at such addresses as shall be specified by the Parties by like notice:
   (a) if to the Guaranteed Party, to it at:
Cablevision Systems Corporation or the Special Transaction Committee
1111 Stewart Avenue
Bethpage, NY 11714
Telecopier: Victoria D. Salhus
Attention: (516) 803-2577
    with copies to (which shall not constitute notice):
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Telecopier: (212) 728-9261
Attention: Daniel D. Rubino
    and
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Telecopier: (212) 558-3588
Attention: John P. Mead
   (b) if to the Guarantors, to them at:
Charles F. Dolan
c/o Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, NY 11714
Telecopier: (516) 803-1179
    and
James L. Dolan
c/o Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, NY 11714

Telecopier: (516) 803-1181
    with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Telecopier: (212) 909-6863
Attention: Richard D. Bohm
or to such other Person or address as a party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date of personal receipt or proven delivery.
     8. CONTINUING GUARANTEE. This Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantors, their heirs, estates, survivors, conservators, personal representative, successors and assigns until the Obligation is satisfied in full or the Cap has been reached. Notwithstanding the foregoing, this Guarantee shall terminate and the Guarantors shall have no further obligations under this Guarantee as of the earlier of (i) the Effective Time and (ii) any termination of the Merger Agreement in accordance with its terms other than pursuant to Section 7.01(d) of the Merger Agreement; provided that it shall survive any other termination with respect to any liability or damages arising out of any claim made within 90 days of the termination of the Merger Agreement to the extent a claim for such liabilities or damages is permitted under Section 7.02.
     9. NO RECOURSE. The Guaranteed Party acknowledges that recourse against the Guarantors under this Guarantee constitutes the sole and exclusive remedy of the Guaranteed Party against the Guarantors and all other direct and indirect current and prospective holders of membership interests in Family LLC in respect of any liabilities or obligations arising under, or in connection with the Merger Agreement and the transactions contemplated thereby. The Guaranteed Party by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, except as set forth in Section 8, no Person other than the Guarantors shall have any obligation hereunder and that no recourse hereunder or under the Merger Agreement shall be had against any Affiliate of either Guarantor, including, without limitation, Family LLC or MergerCo or any of their respective current, former or prospective stockholders, partners, members, directors, officers, Affiliates, agents, trustees or beneficiaries, whether by the enforcement of any assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable law.
     10. GOVERNING LAW. This Guarantee shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (a) agrees not to commence any such action except in such court, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court, (c) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such Delaware state court, and (d) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such Delaware state court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 7 of this Guarantee; provided, however, that nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by Law.

     11. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 11.
     12. COUNTERPARTS. This Guarantee may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.
     13. EXPENSES. In the event that a party hereto brings an action, suit or proceeding in respect of this Guarantee, the prevailing party in such action, suit or proceeding shall be entitled to recover from the other party all reasonable fees and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by the prevailing party in connection therewith.
     14. ENTIRE AGREEMENT. This Guarantee constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, except for the Merger Agreement and the Ancillary Agreements.
     15. SEVERABILITY. If any term or other provision of this Guarantee is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Guarantee shall nevertheless remain in full force and effect. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Guarantee or any part hereof is invalid, illegal or unenforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Guarantee so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Guarantors have caused this Guarantee to be executed and delivered as of the date first written above.

/s/ Charles F. Dolan
Charles F. Dolan

/s/ James L. Dolan
James L. Dolan

     IN WITNESS WHEREOF, the Guaranteed Party has caused this Guarantee to be executed and delivered as of the date first written above.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Executive Vice President and Chief Financial Officer

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